BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Financial Statements

July 31, 2007 and 2006

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors
Zale Corporation:

We have audited the accompanying balance sheets of Bailey Banks & Biddle (the Company), a wholly owned business unit of Zale Corporation, as of July 31, 2007 and 2006, and the related statements of operations, change in parent company investment, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bailey Banks and Biddle as of July 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/

October 30, 2007

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Balance Sheets

July 31, 2007 and 2006

(In thousands)

Assets	2007	2006
Current assets:
Cash	$73	$158
Accounts receivable	1,001	1,835
Merchandise inventories	172,957	159,027
Other current assets	7,032	8,792
Total current assets	181,063	169,812
Property and equipment, net	27,556	26,016
Total assets	$208,619	$195,828
Liabilities and Parent Company Investment
Current liabilities:
Accounts payable and accrued liabilities	$27,169	$25,336
Deferred tax liability	17,101	12,851
Total current liabilities	44,270	38,187
Deferred tax liability	478	180
Long-term accrued rent	3,614	3,466
Parent company investment	160,257	153,995
Total liabilities and parent company investment	$208,619	$195,828

See accompanying notes to financial statements.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Statements of Operations

Years ended July 31, 2007 and 2006

(In thousands)
	2007	2006
Revenues	$284,428	$309,953
Cost and expenses:
Cost of sales	158,497	191,455
Selling, general, and administrative	107,980	140,067
Depreciation and amortization	5,291	5,265
Earnings (loss) before income taxes	12,660	(26,834)
Income tax (expense) benefit	(5,076)	10,198
Net earnings (loss)	$7,584	$(16,636)

See accompanying notes to financial statements.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Statements of Changes in Parent Company Investment

Years ended July 31, 2007 and 2006

(In thousands)
Balance at July 31, 2005	$164,972
Net loss	(16,636)
Stock-based compensation	538
Net changes in parent investment	5,121
Balance at July 31, 2006	153,995
Net earnings	7,584
Stock-based compensation	540
Net changes in parent investment	(1,862)
Balance at July 31, 2007	$160,257

See accompanying notes to financial statements.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Statements of Cash Flows

Years ended July 31, 2007 and 2006

(In thousands)

	2007	2006
Cash flows from operating activities:
Net earnings (loss)	$7,584	$(16,636)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	5,291	5,265
Impairment of fixed assets	355	9,138
Deferred taxes	4,548	(7,666)
Stock-based compensation	540	538
Changes in assets and liabilities:
Accounts receivable	834	744
Merchandise inventories	(13,930)	18,937
Other current assets	1,760	(411)
Accounts payable and accrued liabilities	1,833	(6,451)
Long-term accrued rent	148	(2,209)
Net cash provided by operating activities	8,963	1,249
Cash flows from investing activities:
Payments for property and equipment	(7,439)	(6,298)
Insurance proceeds from property and equipment	253	—
Net cash used in investing activities	(7,186)	(6,298)
Cash flows (used in) provided by financing activities:
Net change in parent investment	(1,862)	5,121
Net change in cash	(85)	72
Cash at beginning of year	158	86
Cash at end of year	$73	$158

See accompanying notes to financial statements.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

(1)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

Bailey Banks & Biddle (the Company) is a wholly owned business unit of Zale Corporation (the Parent Company) operating 70 specialty retail jewelry stores located mainly in shopping malls in 24 states. Bailey Banks & Biddle Fine Jewelers operates jewelry stores that are considered among the finest luxury jewelry stores in their markets, offering designer jewelry and prestige watches to attract more affluent customers. The brand has expanded its presence in the retail market through their e-commerce site, baileybanksandbiddle.com.

The accompanying financial statements and related notes are those of the Company as of and for the twelve month periods ended July 31, 2007 and 2006.

(b)	Use of Estimates

The Company’s accounting and financial reporting policies are in conformity with U.S. generally accepted accounting principles. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. For example, unexpected changes in market conditions or a downturn in the economy could adversely affect actual results. Estimates are used in accounting for, among other things, inventory valuation, long-lived asset valuation, last-in, first-out (LIFO) inventory retail method, legal liability, product warranty, depreciation, employee benefits, workers’ compensation, tax and contingencies. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

(c)	Carve-Out Financial Statements

The accompanying financial statements have been presented on a carve-out basis. To the extent that an asset, liability, revenue or expense is identifiable and directly related to the Company, it is reflected in the accompanying financial statements. Certain expenses in the financial statements include allocations from the Parent Company. These allocations have been calculated using a number of methods we believe are appropriate for the item being allocated including using revenues and certain costs of the Company as a percent of revenues and costs of the Parent Company. In addition, certain items were allocated evenly over six wholly owned business units of the Parent Company. No debt or associated interest expense has been allocated to the Company. The Company believes the allocations are made on a reasonable basis; however, the financial statements may not necessarily reflect the financial position of the Company if it had been a separate, stand-alone entity during the periods presented. The Company was charged $6.9 million and $8.1 million of overhead costs related to its share of the Parent Company’s administrative functions in fiscal years 2007 and 2006, respectively. The overhead charges are primarily included in selling, general, and administrative and are related to services for accounting, tax, treasury, legal, distribution center, information technology and other support functions.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

(d)	Accounts Receivable

Accounts receivable consist primarily of receivables from banks for credit card transactions associated with customer sales.

(e)	Merchandise Inventories

Merchandise inventories are stated at the lower of cost or market. Inventories represent finished goods which are valued using the LIFO retail inventory method. The LIFO adjustments included in the financial statements were allocated from the Parent Company based on the Company’s inflation rate as a percent of the Parent Company’s total inflation rate. The LIFO adjustment was a credit of $0.4 million and a charge of $1.6 million for the years ended July 31, 2007 and 2006, respectively. The cumulative LIFO provision reflected in the accompanying balance sheets was $6.9 million and $7.3 million at July 31, 2007 and 2006, respectively. Inventory using the first-in, first-out retail inventory method was $179.8 million and $166.3 million at July 31, 2007 and 2006, respectively.

Consigned inventory and related contingent obligations are not reflected in the accompanying financial statements. Consignment inventory has historically consisted of test programs, merchandise at higher price points, or merchandise that otherwise does not warrant the risk of outright ownership. Consignment merchandise can be returned to the vendor at any time. At the time consigned inventory is sold, the Company records the purchase liability in accounts payable and the related cost of merchandise in cost of sales. The Company maintained consigned inventory at our retail locations of $31.4 million and $41.9 million at July 31, 2007 and 2006, respectively.

The Parent Company applies internally developed indices that the Company believes accurately and consistently measure inflation or deflation in the components of its merchandise (i.e., the proper weighting of diamonds, gold and other metals and precious stones) and its overall merchandise mix. The Company believes the internally developed indices more accurately reflect inflation or deflation in its own prices than the U.S. Bureau of Labor Statistics producer price indices or other published indices.

The Company also records a write-down of its inventory for discontinued, slow-moving and damaged inventory. This write-down is equal to the difference between the cost of inventory and its estimated market value based upon assumptions of targeted inventory turn rates, future demand, management strategy and market conditions. If actual market conditions are less favorable than those projected by management or management strategy changes, additional inventory write-downs may be required and, in the case of a major change in strategy or downturn in market conditions, such write-downs could be significant.

Shrinkage is estimated for the period from the last inventory date to the end of the fiscal year on a store by store basis. Such estimates are based on experience and the shrinkage results from the last physical inventory. Physical inventories are taken at least once annually for all store locations and for the distribution centers. The shrinkage rate from the most recent physical inventory, in combination with historical experience and significant changes in physical inventory results could impact our shrinkage reserve.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

(f)	Impairment of Long-Lived Assets

Long-lived assets are periodically reviewed for impairment by comparing the carrying value of the assets with their estimated undiscounted future cash flows. If the evaluation indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method, using a discount rate that is considered to be commensurate with the risk inherent in our current business model. Assumptions are made with respect to cash flows expected to be generated by the related assets based upon updated projections. Any changes in key assumptions, particularly store performance or market conditions, could result in an unanticipated impairment charge. For instance, in the event of a major market downturn or adverse developments within a particular market or portion of our business, individual stores may become unprofitable, which could result in a write-down of the carrying value of the assets located in those stores.

(g)	Revenue Recognition

The Company recognized revenue in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, Revenue Recognition. Revenue related to merchandise sales, which is approximately 95% of total revenues, is recognized at the time of the sale, reduced by a provision for sales returns. The provision for sales returns is based on historical evidence of our return rate. Repair revenues are recognized when the service is complete and the merchandise is delivered to the customers. The Company offers its customers a two-year warranty that covers sizing and breakage on certain products and a diamond commitment program (DCP) that offers a traditional warranty to cover sizing, breakage and theft replacement for a 12-month period. The revenue from the two-year warranty is recognized over the service period at the rates the related costs have historically been incurred in performing the services covered under the agreements. The revenue from the DCP is recognized on a straight-line basis over 12 months.

(h)	Cost of Sales

Cost of sales includes cost of merchandise sold, as well as receiving and distribution costs.

(i)	Selling, General, and Administrative

Included in selling, general, and administrative (SG&A) are store operating, advertising, buying and general corporate overhead expenses.

(j)	Operating Leases

Rent expense is recognized on a straight-line basis, including consideration of rent holidays, tenant improvement allowances received from the landlords and applicable rent escalations over the term of the lease. The commencement date of the rent expense is the earlier of the date when the Company becomes legally obligated for the rent payments or the date when the Company takes possession of the building for construction purposes.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

(k)	Depreciation and Amortization

Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or remaining lease life, whichever is shorter, which generally range from 5 to 15 years. Furniture and equipment are amortized using the straight-line method over the estimated useful lives of the assets, which range from 3 to 15 years. Original cost and related accumulated depreciation or amortization is removed from the accounts in the year assets are retired. Gains or losses on dispositions of property and equipment are included in operations in the year of disposal.

(l)	Vendor Allowances

The Company receives cash or allowances from merchandise vendors primarily in connection with cooperative advertising programs and reimbursements for markdowns taken to sell the vendor’s products. The Parent Company has agreements in place with each vendor setting forth the specific conditions for each allowance or payment. The majority of these agreements are entered into or renewed annually at the beginning of each fiscal year. Qualifying vendor reimbursements of costs incurred to specifically advertise or sell vendors’ products are recorded as a reduction of the related expense. All other allowances or cash payments received are recorded as a reduction to the cost of merchandise.

(m)	Advertising Expenses

Advertising is generally expensed when incurred and is a component of SG&A. All related production costs are expensed upon the first occurrence of the advertisement. Advertising expenses were $11.2 million and $10.2 million for the fiscal years ended July 31, 2007 and 2006, respectively, net of amounts contributed by vendors. The amounts of prepaid advertising at July 31, 2007 and 2006 were $0.2 million and $0.3 million, respectively, and are classified as components of other current assets in the accompanying consolidated balance sheets.

(n)	Income Taxes

The Company’s operations have been included in the consolidated income tax returns of the Parent Company. For purposes of these carve-out financial statements, the Company has allocated income tax expense using the separate return method. No current income tax liabilities have been reported in the Company’s balance sheets. The income tax expense or benefit generated from the Company’s operations has been included in parent company investment.

Income taxes are accounted for under the asset and liability method prescribed by SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not such assets will be realized.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

(o)	Sales Tax

The Company presents revenues net of taxes collected and records the taxes as a liability in the consolidated balance sheets until the taxes are remitted to the appropriate taxing authority.

(p)	Concentrations of Business and Credit Risk

During fiscal year 2007, the Company purchased approximately 24% of its finished merchandise from our top five vendors, including 6% from one vendor, compared to approximately 22% in the same period of the prior year. If supply between the Company and these top vendors were disrupted, particularly at certain critical times during the year, the Company’s sales could be adversely affected in the short term until alternative supply arrangements could be established. As of July 31, 2007 and 2006, the Company had no significant concentrations of credit risk.

(q)	Stock-Based Compensation

Effective August 1, 2005, the Company adopted Statement of Financial Accounting Standards Board (SFAS) No. 123, Accounting for Stock-Based Compensation, (SFAS 123) SFAS No. 123 (Revised 2004), Share-Based Payment (SFAS 123(R)), which requires the use of the fair value method of accounting for all stock-based compensation, including stock options. SFAS 123(R) was adopted using the modified prospective method. Under this method, in addition to reflecting compensation expense for new share-based awards, expense is also recognized for those awards vesting in the current period based on the value that had been included in pro forma disclosures in prior periods.

(r)	Parent Company Investment

Parent company investment contains the Parent Company’s net capital contributions, cumulative net earnings of the Company and certain tax benefits associated with stock-based compensation. The average annual balance of the Parent Company’s net investment in fiscal 2007 and 2006 totaled $157.1 million and $159.5 million, respectively.

(s)	Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 requires companies to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. This interpretation also provides guidance on de-recognition, classification, accounting in interim periods and expanded disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently in the process of assessing the impact that FIN 48 will have on our financial statements. At this time, we do not anticipate this will result in a material adjustment to the Company’s financial condition, results of operations or liquidity.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

(2)	Property and Equipment, Net

The Company’s property and equipment consists of the following (in thousands):

	Year ended July 31
	2007	2006
Leasehold improvements	$24,955	$23,244
Furniture and equipment	39,110	35,969
Construction in progress	788	2,085
	64,853	61,298
Less accumulated depreciation and amortization	(37,297)	(35,282)
	$27,556	$26,016

(3)	Store Closures

During the second quarter of fiscal 2006, the Company closed 32 under-performing stores. Revenues and cost of sales included in the fiscal 2006 statement of operations related to the closed stores totaled $24.3 million and $21.2 million, respectively. As a result of the closures, a $28.4 million charge was recorded in SG&A primarily related to lease charges totaling approximately $19 million and asset impairment charges of $8.4 million. In addition, a $6.2 million inventory charge was recorded in cost of sales.

(4)	Accounts Payable and Accrued Liabilities

The Company’s accounts payable and accrued liabilities consist of the following (in thousands):

	Year ended July 31
	2007	2006
Accounts payable	$13,828	$12,021
Accrued payroll	3,631	3,615
Accrued taxes	2,384	2,419
Warranty deferred revenue	1,094	1,191
Accrued rent	3,011	3,355
Other	3,221	2,735
	$27,169	$25,336

(5)	Leases

The Company rents most of its retail space under leases that generally range from 5 to 10 years and may contain minimum rent escalations. The Company recognizes the minimum rent payments on a straight-line basis over the term of the lease, including the construction period. Contingent rentals paid to lessors of certain store facilities are determined principally on the basis of a percentage of sales in excess of contractual limits. All existing real estate leases are treated as operating leases.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

Rent expense is included in SG&A and consists of the following (in thousands):

	Year ended July 31
	2007	2006
Retail space:
Minimum rentals	$21,817	$27,481
Rentals based on sales	912	1,480
	$22,729	$28,961

Future minimum lease payments as of July 31, 2007, for all noncancelable leases were as follows (in thousands):

Minimum rent
commitments
Fiscal year ended:
2008	$19,286
2009	16,179
2010	12,969
2011	9,709
2012	6,778
Thereafter	21,635
$86,556

(6)	Income Taxes

The effective income tax rate varies from the federal statutory rate of 35% as follows (in thousands):

	Year ended July 31
	2007	2006
Federal income tax (expense) benefit at statutory rate	$(4,431)	$9,392
State income taxes, net of federal benefit	(560)	910
Other	(85)	(104)
	$(5,076)	$10,198
Effective income tax rate	40.1%	38.0%

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

The provision for income taxes consists of the following (in thousands):

	Year ended July 31
	2007	2006
Current income tax (expense) benefit:
Federal	$(154)	$2,591
State	(374)	(59)
Total current income tax (expense) benefit	(528)	2,532
Deferred income tax (expense) benefit:
Federal	(3,993)	6,536
State	(555)	1,130
Total deferred income tax (expense) benefit	(4,548)	7,666
	$(5,076)	$10,198

Deferred tax assets and liabilities are determined based on estimated future tax effects of the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates. Tax effects of temporary differences that give rise to significant components of the deferred tax assets and deferred tax liabilities at July 31, 2007 and 2006, respectively, are as follows (in thousands):
	Year ended July 31
	2007	2006
Current deferred taxes:
Assets:
Net operating loss carryforward	$916	$2,727
Customer receivables	44	26
Accrued liabilities	3,186	3,016
Inventory reserves	2,223	4,689
Other	3	3
Current deferred tax assets	6,372	10,461
Liabilities:
Merchandise inventories, principally due to LIFO reserve	(23,159)	(22,981)
Accrued liabilities	(314)	(331)
Current deferred tax liabilities, net	$(17,101)	$(12,851)

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

	Year ended July 31
	2007	2006
Noncurrent deferred taxes:
Assets:
Net operating loss carryforward	$—	$916
Postretirement benefits	180	82
Accrued liabilities	33	33
State and local taxes	802	992
Other	221	52
Noncurrent deferred tax assets	1,236	2,075
Liabilities:
Property and equipment	(1,714)	(2,255)
Noncurrent deferred tax liabilities, net	$(478)	$(180)

A valuation allowance must be provided when it is more likely than not that the deferred income tax asset will not be realized. The Company believes that, as of July 31, 2007 and 2006, the realization of our gross deferred income tax assets is more likely than not, and thus, there was no valuation reserve recorded.

(7)	Contingencies

The Parent Company is involved in a number of legal and governmental proceedings as part of the normal course of business. Reserves have been established based on management’s best estimates of our potential liability in these matters. The Company does not expect that such litigation and claims will have a material effect on its financial position or results of operations.

(8)	Guarantees

The Company offers customers a two-year warranty that covers sizing and breakage on certain products and a diamond commitment program that offers a traditional warranty to cover sizing, breakage and theft replacement for a 12-month period. The revenue from the DCP is recognized on a straight-line basis over 12 months. The revenue from the two-year warranty is recognized over the service period at the rates the related costs have historically been incurred in performing the services covered under the agreements.

The change in deferred revenue associated with the sale of warranties was as follows (in thousands):

	Year ended July 31
	2007	2006
Deferred revenue, beginning of period	$1,191	$1,118
Warranties sold	2,860	3,124
Revenue recognized	(2,957)	(3,051)
Deferred revenue, end of period	$1,094	$1,191

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

(9)	Stock-Based Compensation

The Parent Company currently provides grants of options to purchase its common stock, restricted stock, restricted stock units and performance-based restricted stock units under the Zale Corporation 2003 Stock Incentive Plan and the Zale Corporation Outside Directors’ 2005 Stock Incentive Plan (collectively, the Plans). The Parent Company is authorized to issue up to 3.7 million shares of its common stock to employees and nonemployee directors under the Plans. Stock options and restricted share awards are issued as new shares of common stock. Stock-based compensation expense related to awards granted to Company employees by the Parent Company is included in SG&A in the statements of operations and totaled $0.5 million for the fiscal years ended July 31, 2007 and 2006. As of July 31, 2007, there was $0.9 million of unrecognized compensation cost related to stock-based awards that is expected to be recognized over a weighted average period of 2.14 years. The income tax benefit recognized in the consolidated statements of operations related to stock-based compensation totaled $0.1 million during fiscal 2007 and 2006.

(a)	Stock Options

Stock options are granted at an exercise price equal to the market value of the shares of the Parent Company’s common stock at the date of grant, generally vest ratably over a four-year vesting period and generally expire ten years from the date of grant. Expense related to stock options is recognized using a graded-vesting schedule over the vesting period.

Stock option transactions during fiscal year 2007 are summarized as follows:

			Weighted
			average
		Weighted	remaining	Aggregate
		average	contractual	intrinsic
	Number of	exercise	life	value
	Options	price	(years)
Outstanding, beginning of year	227,600	$23.42
Granted	47,000	27.24
Exercised	(57,637)	18.72
Forfeited	(7,501)	26.58
Outstanding, end of year	209,462	$25.45	7.50	$115,358
Options exercisable, end of year	102,359	$23.59	6.44	$115,358

For the years ended July 31, 2007 and 2006, the total intrinsic value of stock options exercised was $0.6 million and $0.1 million, respectively. The weighted average fair values of option grants were $9.52 and $8.85 during fiscal years 2007 and 2006, respectively. For the years ended July 31, 2007 and 2006, the fair value of stock options vested was $0.4 million and $0.3 million, respectively.

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The following table presents the weighted average assumptions used in the option pricing model for stock option grants in fiscal years 2007 and 2006:

	2007	2006	2005
Expected volatility	29.1%	33.2%	37.8%
Risk-free interest rate	4.8%	4.3%	3.7%
Expected lives in years	5.0	5.0	5.0
Dividend yield	—%	—%	—%

Expected volatility and the expected life of the stock options are based on historical experience. The risk-free rate is based on the yield of a five-year Treasury note.

(b)	Restricted Share Awards

Restricted share awards consist of restricted stock, restricted stock units and performance-based restricted stock units. Restricted stock and restricted stock units granted to employees generally vest on the third anniversary of the grant date and are subject to restrictions on sale or transfer. Restricted stock granted to nonemployee directors vest on the first anniversary of the grant date and are subject to restrictions on sale or transfer. The fair value of restricted stock and restricted stock units is based on the Parent Company’s stock price on the date of grant. Performance-based restricted stock units entitle the holder to receive a specified number of shares of Parent Company common stock based on its achievement of performance targets established by the Compensation Committee. If the Parent Company fails to meet the specified performance targets, the holder will not receive any shares of common stock, or, if the Parent Company substantially exceed the targets, the holder may receive up to 200% of the performance-based restricted stock units granted. At the sole discretion of the Parent Company’s Compensation Committee, the holder of a restricted stock unit or performance-based restricted stock unit may receive a cash payment in lieu of a payout of shares of common stock equal to the fair market value of the number of shares of common stock the holder otherwise would have received.

Restricted share award transactions during fiscal year 2007 are summarized as follows:

	Number of	Weighted
	restricted	average
	share	fair value
	awards	per award
Restricted share awards, beginning of year	7,000	$27.21
Granted	3,000	27.24
Vested	(3,000)	27.44
Forfeited	—	—
Restricted share awards, end of year	7,000	$27.12

BAILEY BANKS & BIDDLE
(A Wholly Owned Business Unit of Zale Corporation)

Notes to Financial Statements

July 31, 2007 and 2006

(10)	Subsequent Event

In September 2007, the Parent Company announced it had entered into a definitive agreement to sell the Company for $200 million, subject to certain adjustments. The sale is expected to be completed during the second quarter of fiscal 2008.